Exhibit 10.5

REAFFIRMATION, RATIFICATION AND AMENDMENT AGREEMENT

June 23, 2006

Laurus Master Fund, Ltd.

c/o Laurus Capital Management, LLC

825 Third Avenue

New York, New York 10022

Ladies and Gentlemen:

Reference is made to the (a) Security Agreement, dated as of October 8, 2004 among HESPERIA HOLDING, INC., a Nevada corporation (the “Company”), HESPERIA TRUSS, INC., a California corporation (“Hesperia Truss”), and PAHRUMP VALLEY TRUSS, INC., a Nevada corporation (“PVTI”) (the Company, Hesperia Truss and PVTI are collectively referred to herein as the “Companies”) and Laurus Master Fund, Ltd., a Cayman Islands company (“Laurus”) (as amended, modified or supplemented from time to time, the “Existing Security Agreement”), and (b) Stock Pledge Agreement dated as of October 8, 2004 made by the Company, and Laurus (as amended, modified or supplemented from time to time, the “Existing Stock Pledge Agreement”) (the Existing Security Agreement and the Existing Stock Pledge Agreement, collectively, the “Existing Security Documents”). Capitalized terms used but not defined herein shall have the meanings given them in the Existing Security Agreement.

WHEREAS, the Companies no longer require the use of the revolving credit aspect of the credit facility contemplated by the Existing Security Agreement and have requested that Laurus convert all outstanding Loans, which total $805,537 on the date hereof, into the term loan on the terms set forth in the New Laurus Term Note (below) and Laurus desires to make such accommodation to the Companies; and

WHEREAS, the Companies have authorized the issuance to Laurus of an amended and restated secured term note in the aggregate principal amount of (eight hundred five thousand five hundred thirty-seven) Dollars ($805,537) in the form of Exhibit A hereto (as amended, modified and/or supplemented from time to time, the “New Laurus Term Note”) which New Laurus Term Note shall amend and restate in their entirety and be given in substitution of and not in satisfaction of each of the Revolving Note and the Minimum Borrowing Note (as each term is defined in the Existing Security Agreement); and

WHEREAS the parties hereto, being all of the parties signatory to the Existing Security Agreement, desire to terminate certain provisions of the Existing Security Agreement;

:

NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration , the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.            New Laurus Term Note. On the date hereof, (a) the Companies shall, on a joint and several basis, issue to Laurus the New Laurus Term Note (the form terms and provisions of which is attached and incorporated herein as Exhibit A) in substitution and not in satisfaction of each of the Revolving Note and the Minimum Borrowing Note, (b) Laurus shall return to the Company each of Revolving Note and the Minimum Borrowing Note, marked “cancelled”.

2.            To induce Laurus to provide additional financial accommodations to each of the Company, Hesperia Truss and PVTI contemplated by the New Laurus Term Note, each of the Company, Hesperia Truss and PVTI hereby jointly and severally:

(a)

represents and warrants to Laurus that it has reviewed and approved the terms and provisions of each of the New Laurus Term Note and the documents, instruments and agreements entered into in connection therewith;

(b)	acknowledge ratifies and confirms in all respects that the Loans outstanding on the date hereof total $805,537;
(c)

acknowledges, ratifies and confirms in all respects that all indebtedness incurred by, and all other obligations and liabilities of, each of the Company, Hesperia Truss and PVTI to Laurus under the New Laurus Term Note constitute (i) “Obligations” under, and as defined in the Existing Security Agreement, and (ii) “Indebtedness” under, and as defined in, the Existing Stock Pledge Agreement;

(d)

acknowledges, ratifies and confirms that the New Laurus Term Note shall be deemed to be included in the definition of “Documents” under, and as defined in, each of the Existing Security Agreement and the Existing Stock Pledge Agreement;

(e)

acknowledges, ratifies and confirms that all of the terms, conditions, representations and covenants contained in the Existing Security Documents, unless as otherwise stated in Schedule 2.1 attached hereto, are in full force and effect and shall remain in full force and effect after giving effect to the execution and effectiveness of the New Laurus Term Note;

(f)	represents and warrants that no offsets, counterclaims or defenses exist as of the date hereof with respect to any of the undersigned’s obligations under any Existing Security Documents; and
(g)

acknowledges, ratifies and confirms the grant by each of the Company, Hesperia Truss and PVTI to Laurus of a security interest in the assets of (including the equity interests owned by) each of the Company, Hesperia Truss and PVTI, respectively, as more specifically set forth in the Existing Security Documents.

2.           Termination of Certain Provisions of the Existing Security Agreement. The parties hereto, being all of the parties signatory to the Existing Security Agreement, hereby agree that effective as of the date hereof, (a) Sections 2, 4, 5, 8, 17 of the Existing Security Agreement are hereby deleted and without further force or effect; (b) the following definitions in Annex A to the Existing Security Agreement Shall be deleted in their entirety; “Accounts Availability”, “Available Minimum Borrowing”, “Capital Availability Amount”, “Eligible Accounts”, “Fixed Conversion Price”, “Minimum Borrowing Amount”, “Minimum Borrowing Notes”, “Receivables Purchase”, “Revolving Loans”, “Revolving Note” and (c) Exhibit A to the Existing Security Agreement entitled “Borrowing Base Certificate” is hereby deleted in its entirety.

3.           The definition of “Notes” in Annex A is hereby deleted in its entirety and the following inserted in its stead:

“Notes” means the Amended and Restated Secured Term Note dated June __, 2006, made by the Company and each Eligible Subsidiary in favor of Laurus as the same may be amended, modified and supplemented from time to time.”

4.            This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

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Very truly yours,

HESPERIA HOLDING INC.

By: /s/ William Nalls

Name: William Nalls

Title: Chief Operating Officer

Address: 9780 E Avenue

Hesperia, CA 92345

HESPERIA TRUSS, INC.

By: /s/ William Nalls

Name: William Nalls

Title: Chief Executive Officer

Address: 9780 E Avenue

Hesperia, CA 92345

PAHRUMP VALLEY TRUSS INC.

By: /s/ William Nalls

Name: William Nalls

Title: Chief Executive Officer

Address: c/o 9780 E Avenue

Hesperia, CA 92345

Acknowledged and Agreed to by:

LAURUS MASTER FUND, LTD.

By: _/s/ David Grim_____________

Name: David Grim

Title: Director